SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

               Date of Report (Date of earliest event
          reported):  February 6, 1997



              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)


     Wisconsin            0-19608           39-1388360
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         330 E. Kilbourn Avenue
          Milwaukee, Wisconsin                 53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (414) 278-7676

     Item 5.  Other Events

          Lynn M. Hafemeister, the Company's Vice
President Finance & Operations and Chief Financial
Officer, has decided, for personal reasons, to resign her position with the Company effective February 13, 1997. Ms. Hafemeister has agreed to become Controller of the Identification Solutions Division of W.H. Brady.
Prior to joining the Company in May 1994, Ms.
Hafemeister was Controller of Brady Coated Products
Co., also a division of W.H. Brady.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 6, 1997        ARI NETWORK SERVICES, INC.



                                By:/s/ Brian E. Dearing
                                   ------------------------------------
                                   Brian E. Dearing, President and CEO